 Exhibit (a)(1)(D)
NOTICE OF GUARANTEED DELIVERY
TO TENDER FOR CASH AMERICAN DEPOSITARY SHARES REPRESENTING
COMMON SHARES
OF
BANCO ITAÚ CHILE
(formerly known as Itaú Corpbanca)
PURSUANT TO THE U.S. OFFER TO PURCHASE
DATED JUNE 6, 2023
THE U.S. OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:30 P.M., NEW YORK CITY TIME, ON JULY 5, 2023, UNLESS THE U.S. OFFER IS EXTENDED.
This Notice of Guaranteed Delivery should NOT be used for tenders of Common Shares.
Delivery of ADS documents to the U.S. Tender Agent may be made as follows:
BANK OF NEW YORK MELLON
By Electronic Mail:
canoticeofguarantee@computershare.com
By mail courier:
The Bank of New York Mellon
Attn: Voluntary Corporate Actions, COY: ICBB
P.O. Box 43011
Providence, RI 02940-3011
By overnight mail courier:
The Bank of New York Mellon
Attn: Voluntary Corporate Actions, COY: ICBB
150 Royall Street, Suite V
Canton, MA 02021
Ref: ITCL Tender
Delivery of this Notice of Guaranteed Delivery to an address, other than as set forth for the U.S. Tender Agent above will not constitute a valid delivery to the U.S. Tender Agent. Do NOT send any documents to Banco Itaú Chile (the “Company”), ITB Holding Brasil Participações Ltda. (the “Purchaser”), Itaú Unibanco Holding S.A. or Morrow Sodali International LLC (the “Information Agent”). Do NOT send American Depositary Receipts (“ADRs”) evidencing ADSs (as defined below) with this Notice of Guaranteed Delivery. Such ADRs should be sent with the ADS Letter of Transmittal. You must sign this Notice of Guaranteed Delivery in the appropriate space provided thereof below. This Notice of Guaranteed Delivery should NOT be used for tenders of Common Shares.
This Notice of Guaranteed Delivery should not be used to guarantee signatures for an ADS Letter of Transmittal. If a signature on an ADS Letter of Transmittal must be guaranteed by an Eligible Guarantor Institution (as defined below), such signature guarantee must appear in the applicable space provided in the ADS Letter of Transmittal.

This Notice of Guaranteed Delivery is pursuant to the offer by the Purchaser to purchase any and all issued and outstanding (i) common shares, no par value per share (the “Common Shares”), of the Company held by U.S. holders (within the meaning of Rule 14d-1(d) under the U.S. Securities Exchange Act of 1934, as amended, which defines a U.S. holder as “any security holder resident in the United States”) and (ii) American Depositary Shares (each of which represents one-third of one Common Share) (the “ADSs,” and together with the Common Shares, the “Shares”) held by holders, wherever located, in each case other than any Shares owned directly or indirectly by Itaú Unibanco Holding S.A., a company organized under the laws of the Federative Republic of Brazil (“IUH”) and/or its affiliates, for 8,500.00 Chilean pesos in cash per Common Share and 2,833.3333 Chilean pesos in cash per ADS (together, the “U.S. Offer Price”), without interest and less (i) any applicable brokerage fees and commissions and (ii) applicable withholding taxes, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase and other related materials, including the form of acceptance for the Common Shares (the “Common Share Acceptance Form”), the letter of transmittal for ADSs (the “ADS Letter of Transmittal”), and this notice of “guaranteed delivery” for the ADSs (this “ADS Notice of Guaranteed Delivery”) which, together with any amendments or supplements thereto, collectively constitute the “U.S. Offer.” The U.S. Offer Price paid to holders of Shares will be converted into U.S. dollars based on the Observed Exchange Rate (as defined in the U.S. Offer to Purchase), published by the Central Bank of Chile (Banco Central de Chile) in the Official Gazette of Chile two Chilean business days immediately prior to the Settlement Date (as defined in the U.S. Offer to Purchase). All payments to holders of Shares tendered pursuant to the U.S. Offer will be rounded to the nearest whole U.S. cent. The U.S.$/Ch$ exchange rate as published by the Central Bank of Chile in the Official Gazette of Chile on June 2, 2023, was U.S.$1.00 = Ch$804.60. All payments for Shares accepted for purchase pursuant to the U.S. Offer will be made within four Chilean business days following the announcement of the results of the U.S. Offer (the date of such payment, the “Settlement Date”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
Please deliver this Notice of Guaranteed Delivery to The Bank of New York Mellon (the “U.S. Tender Agent”) at one of the addresses set forth above prior to 5:30 p.m., New York City time, on July 5, 2023 (the “Expiration Date”) if you desire to tender ADSs pursuant to the U.S. Offer and the ADR(s) evidencing your ADSs are not immediately available, or if you cannot deliver the ADR(s) and all other required documents to the U.S. Tender Agent prior to the Expiration Date, or if you cannot complete the procedure for delivery by book-entry transfer on a timely basis, such ADSs may nevertheless be tendered; provided that all of the following conditions are satisfied:
1.
such tender is made by or through an “eligible institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (an “Eligible Institution”);

2.
a properly completed and duly executed Notice of Guaranteed Delivery is received prior to the Expiration Date by the U.S. Tender Agent; and

3.
the ADR(s) (or a Book-Entry Confirmation) evidencing all tendered ADSs, in proper form for transfer, in each case together with the ADS Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message), and any other documents required by the ADS Letter of Transmittal, are received by the U.S. Tender Agent within two NYSE trading days after the date of this Notice of Guaranteed Delivery.

This Notice of Guaranteed Delivery may be transmitted by facsimile transmission or mailed to the U.S. Tender Agent and must include a guarantee by an Eligible Institution. Signatures hereto must be guaranteed by an Eligible Institution. IUH and Purchaser and their affiliates intend to enforce all rights they may have under applicable law against any Eligible Institution that completes this form and fails to deliver ADSs by the deadline described in Box 3 below.

You may request assistance or additional copies of the U.S. Offer to Purchase, the ADS Letter of Transmittal and this Notice of Guaranteed Delivery from the Information Agent at:
MORROW SODALI INTERNATIONAL LLC
509 Madison Avenue New York, NY 10022
Shareholders and All Others Call:
(800) 662-5200 (Toll-Free in North America)
+1 (203) 658-9400 (outside North America)
Email: itau.itcb@morrowsodali.com

For ADSs
Ladies and Gentlemen:
The undersigned hereby tenders to ITB Holding Brasil Participações Ltda., a limited liability company organized under the laws of the Federative Republic of Brazil, upon the terms and subject to the conditions set forth in the U.S. Offer to Purchase, dated June 6, 2023 (the “U.S. Offer to Purchase”) and the ADS Letter of Transmittal accompanying the U.S. Offer to Purchase, receipt of which is hereby acknowledged, the aggregate number of ADSs indicated below pursuant to the guaranteed delivery procedures set forth in the U.S. Offer to Purchase. Participants should notify the U.S. Tender Agent prior to covering through the submission of a physical security directly to the U.S. Tender Agent based on a guaranteed delivery that was submitted via the ATOP platform of the Depository Trust Company (“DTC”).
All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the U.S. Offer to Purchase.
***

BOX 1
NOTICE OF GUARANTEED DELIVERY
Please provide
The following information:
Name(s) of Record Holder(s)*:
Number of ADSs Tendered**:
ADR Certificate No(s). (if available or applicable):
Address(es) (including zip code):
Area Code and Telephone Number(s):
Signature(s):
Dated:
□ Check if the ADSs that will be tendered are held on the books of The Bank of New York Mellon, and provide:
Name of Tendering Institution:
Area Code and Telephone Number:
Account No.:
Transaction Code No.:
Signatures:
Dated:

*
Please print or type the name and address of registered holders of (i) ADRs exactly as it appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon, exactly as appear on the books of The Bank of New York Mellon

**
Unless otherwise indicated, and subject to the terms and conditions of the U.S. Offer, a holder will be deemed to have tendered all ADSs owned by such holder.

BOX 2 SIGNATURE BY TRUSTEE, EXECUTOR, ADMINISTRATOR, GUARDIAN, ATTORNEY-IN-FACT, OFFICER OR OTHER PERSON ACTING IN A FIDUCIARY OR REPRESENTATIVE CAPACITY
The signatures on this Notice of Guaranteed Delivery must correspond to the exact name(s) of the registered holder(s) of (i) ADRs as such name(s) appears on the ADRs or (ii) uncertificated ADSs on the books of The Bank of New York Mellon exactly as such name(s) appear on the books of The Bank of New York Mellon.
If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following:
Name(s) (please type or print):
Capacity (please type or print):
Address(es) (please type or print):
Signatures:
Dated:

BOX 3 GUARANTEE (Not to be used for signature guarantee for an ADS Letter of Transmittal.)
The undersigned, a firm that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program (SEMP), or is otherwise an “eligible institution,” as that term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each of the foregoing being an “Eligible Guarantor Institution”), hereby guarantees to deliver within two New York Stock Exchange (“NYSE”) trading days after the date of execution of the Notice of Guaranteed Delivery (but in any event no later than two NYSE trading days following the Expiration Date) to the U.S. Tender Agent a properly completed and duly executed ADS Letter of Transmittal, the ADRs for all physically tendered ADSs, in proper form for transfer, or a book-entry confirmation of tender of such ADSs through the DTC system, including delivery to the U.S. Tender Agent of the Agent’s Message instead of an ADS Letter of Transmittal, as applicable, with any required signature guarantees and any other documents required by the ADS Letter of Transmittal.
Name of Firm:
Address (with zip code):
Area Code and Telephone No.:
Authorized Signature:
Name (please type or print):
Title:
Dated:
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH FOR THE U.S. TENDER AGENT ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE U.S. TENDER AGENT. DO NOT SEND ANY DOCUMENTS TO IUH, PURCHASER, THE COMPANY, THE DEALER MANAGER OR THE INFORMATION AGENT.
DO NOT SEND ADRs WITH THIS NOTICE OF GUARANTEED DELIVERY. SUCH ADRs SHOULD BE SENT WITH THE ADS LETTER OF TRANSMITTAL.
THIS NOTICE OF GUARANTEED DELIVERY SHOULD NOT BE USED TO GUARANTEE SIGNATURES FOR AN ADS LETTER OF TRANSMITTAL. IF A SIGNATURE ON AN ADS LETTER OF TRANSMITTAL MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE ADS LETTER OF TRANSMITTAL.